                                                                    EXHIBIT 99.1

                NETGEAR REPORTS STRONG THIRD QUARTER 2003 RESULTS

     -    18% Revenue growth year over year to $75.8 million

     - Pro forma net income increases to $2.4 million from $1.5 million pro forma net income in prior year; up 62%

     -    Pro forma diluted EPS at $0.08

SANTA CLARA, Calif. - October 28, 2003 - NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the third quarter ended September 28, 2003.

Net revenue for the third quarter ended September 28, 2003 increased 18% or $11.4 million to $75.8 million, compared to $64.4 million for the quarter ended September 29, 2002. Revenue increased approximately 10% over the prior quarter of 2003 due to a strong increase in demand for Ethernet switching, broadband and wireless products. Reported net revenue in North America grew 8% to $46.2 million in the third quarter of 2003, compared to $42.8 million in the second quarter of 2003. Sales in North America were buoyant due to strong back-to-school seasonal promotions with the Company's resellers in the retail and e-commerce channels. The Europe, Middle East and Africa (EMEA) region achieved sequential net revenue growth of over 27% to $24.2 million in the third quarter of 2003 compared to $19.0 million in the second quarter of 2003, which the Company believes is due to significant market share gains. As expected, revenue derived from other regions, including the Asia Pacific, declined 25% sequentially to $5.4 million in the third quarter of 2003, compared to $7.2 million in that region's seasonally strong second quarter. Separately, the Company grew worldwide sales derived from the carrier channel due to increased shipments to Time Warner Cable in the U.S. and Telewest in the UK. In addition, initial shipments to Comcast in the U.S. started during the second half of the third quarter.

Net loss computed in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter ended September 28, 2003 was $4.0 million, as compared to net income of $2.3 million for the quarter ended September 29, 2002. The Company had a net loss per basic and diluted share of $0.15 for the third quarter of 2003, as compared to net income of $0.12 per basic share and $0.10 per diluted share in the third quarter of 2002. Pro forma net income, which excludes certain charges described below, for the third quarter ended September 28, 2003 was $2.4 million, a 62% increase over the pro forma net income of $1.5 million for the quarter ended September 29, 2002. Pro forma net income per share was $0.09 per basic share and $0.08 per diluted share in the third quarter of 2003, compared to $0.07 per basic and diluted share in the third quarter of 2002. The pro forma net income for the third quarter of 2003 excludes the impact of an extinguishment of debt charge of $5.9 million and non-cash stock-based compensation expense of $516,000. The third quarter of 2002 pro forma net income excludes the impact of a $1.1 million benefit from net operating loss tax carry forwards (NOL's) utilized during the quarter and non-cash stock-based compensation expense of $262,000. The accompanying statements of operations provide a reconciliation of our net income (loss) computed on a GAAP basis to our net income computed on a non-GAAP, or pro forma, basis.


Unit shipments in all product categories, Ethernet switching, wireless, and wired routers and gateways, grew sequentially from the second quarter 2003 to the third quarter 2003. Ethernet switching products, primarily for small businesses grew 16% sequentially in units, and wireless products, including wireless cards, access points, routers, firewalls and home gateways, grew 25% sequentially in units. Wireless shipments increased from 628,000 nodes in the second quarter 2003 to nearly 800,000 nodes in the third quarter 2003. As expected, unit shipment growth of wired routers and firewalls was up 7% sequentially because of the ongoing accelerated adoption of more popular wireless technologies.

 Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "This was another strong quarter based on revenue and pro forma net income, new product introductions and increased channel penetration. Growth in the U.S. was driven by robust back-to-school seasonal demand, promotions and increased network infrastructure spending, along with an accelerated consumer adoption of wireless technologies. In Europe, our growth came from competitive market share gains due to our attractive consumer and small-business product offerings and strength of our distribution and retail networks. Finally, we expect to gain momentum in the Asia Pacific region as we leverage our partner relationships to penetrate these attractive, fast growing markets."

During the third quarter of 2003, NETGEAR introduced 12 new products. Among them were two powerful new Ethernet switches for the small business market. One switch enables businesses to manage their networks via simple screens on their preferred web browser. The other product is a 12-port Gigabit Layer 3 switch, which augments NETGEAR's 24 port offering introduced in the second quarter 2003. NETGEAR also introduced four industry first home products: a 108Mbps wireless 802.11g router and card, a USB 2.0 54Mbps wireless 802.11g card, and a DSL II modem gateway. The Company has already experienced strong demand for all four of these products and believes these products will contribute significantly to its future revenue growth.

Jonathan Mather, Chief Financial Officer of NETGEAR, said, "We continue to achieve impressive growth in profitability, notwithstanding increased marketing and tech support costs related to our higher revenue base and additional expenses related to operating as a newly public company. Importantly, our gross margin reached 27.8% in the third quarter from 27.6% in the second quarter and from 25.1% in the year ago third quarter. Our balance sheet is strong with $75.7 million in cash and cash equivalents as of the end of the quarter, providing us the resources to execute upon the growth opportunities in front of us. We continue to manage our inventory closely, with quarter ending inventory at $33.4 million, representing 6.5 turns, compared to $40.2 million and 5 turns at the end of the second quarter. Day's sales outstanding (DSO's) increased slightly from 69 days in the second quarter to 71 days at the end of the third quarter due to the non-linearity of shipments experienced during the quarter. Channel inventory has been reduced in the third quarter from prior quarter, to 3.5 weeks in the U.S. distribution channel and 7.8 weeks in the U.S. retail channel."

Total operating expenses were 23% of net revenue in the third quarter of 2003, as compared to 21% of net revenue in the third quarter of 2002. Sales and marketing expenses increased to 16.4% of net revenue in the third quarter of 2003, from 13.1% of net revenue for the third quarter of 2002. The increase in sales and marketing expenses as a percentage of net revenue is due to additional channel and promotion activities in the third quarter of 2003, including joint print and TV advertising with retail stores. Research and development expenses decreased to 2.7% of net revenue for the quarter ended September 28, 2003, as compared to 3.7% of net revenue for the quarter ended September 29, 2002. While the spending for research and development has decreased as a percentage of net revenue, the Company continues to support new product developments, such as the following: Layer 3 switches, Gigabit switches, secured wireless and firewalls, 108Mbps wireless and home entertainment device network adapters.

Looking forward, Mr. Lo added, "We are entering the seasonally strong fourth quarter with high confidence in our outlook. Based on very positive initial bookings from our channel partners, we believe our current momentum will continue through the fourth quarter. Specifically, we expect revenues for the quarter ending December 31, 2003 will be in the range of $79 million to $81 million and operating income in the range of 5.8% to 6.2%."

INVESTOR CONFERENCE CALL / WEBCAST DETAILS
NETGEAR will review third quarter 2003 results and discuss management's expectations for the fourth quarter of 2003 and current views of the industry today, October 28, 2003, at 5PM EST. The conference call-in will be available at www.netgear.com and by telephone at (973) 582-2745. A replay will be available from 8PM EST on October 28 through midnight EST on Tuesday, November 4 at www.netgear.com and by telephone at (973) 341-3080. The confirmation identification for both the live call and the replay is 4222124.

ABOUT NETGEAR INC.
NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company's suite of approximately 100 products enables users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

NETGEAR is a registered trademark of NETGEAR, Inc. in the United States and other countries.

CONTACTS:
Doug Hagan                             David Pasquale
Senior Manager, Public Relations       Senior Vice President, Investor Relations
NETGEAR, Inc.                          The Ruth Group
(408) 907-8053                         (646) 536-7006
doug.hagan@netgear.com                 dpasquale@theruthgroup.com


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR NETGEAR, INC.:
This release contains forward-looking statements. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events and include statements, among other, regarding NETGEAR's expected revenues and earnings, anticipated momentum in the Asia Pacific region, and revenues expected to result from sales of our new product offerings. These statements are subject to risks and uncertainties. For example, our revenues could be less than expected if demand for our products is less than anticipated, we are unable to manufacture and distribute our products, or we are unable to collect receivables as they become due. Our earnings depend upon our revenues, as well as our ability to manage our costs, including the cost of developing new products and manufacturing and distributing our existing offerings. Other factors that could affect our forward-looking statements include without limitation, demand for our products, including our new 802.11g offerings, the price/performance requirements of customers, the ability of NETGEAR to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions and other risks detailed from time-to-time in NETGEAR's SEC filings and reports. NETGEAR undertakes no duty to update these forward-looking statements.



                               - TABLES ATTACHED -

                                  NETGEAR, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                     Three Months Ended              Nine Months Ended
                                                                ----------------------------   -----------------------------
                                                                September 28,  September 29,   September 28,   September 29,
                                                                     2003           2002           2003            2002
                                                                -------------  -------------   -------------   -------------
                                                                                        (UNAUDITED)

Net revenue                                                       $   75,785     $   64,362     $  212,494      $  165,428
                                                                  ----------     ----------     ----------      ----------
Cost of revenue:
   Cost of revenue                                                    54,691         48,188        153,826         124,199
   Amortization of deferred stock-based compensation                      46             22             77             108
                                                                  ----------     ----------     ----------      ----------
      Total cost of revenue                                           54,737         48,210        153,903         124,307
                                                                  ----------     ----------     ----------      ----------
Gross profit                                                          21,048         16,152         58,591          41,121
                                                                  ----------     ----------     ----------      ----------
Operating expenses:
   Research and development                                            2,079          2,378          5,977           4,878
   Sales and marketing                                                12,419          8,456         35,086          23,445
   General and administrative                                          2,356          2,113          6,037           5,665
   Amortization of deferred stock-based
      compensation:
      Research and development                                           135             51            334             231
      Sales and marketing                                                227             59            515             247
      General and administrative                                         108            130            357             497
                                                                  ----------     ----------     ----------      ----------
         Total operating expenses                                     17,324         13,187         48,306          34,963
                                                                  ----------     ----------     ----------      ----------

Income from operations                                                 3,724          2,965         10,285           6,158
Interest income                                                          123             32            176              98
Interest expense                                                        (170)          (339)          (901)           (883)
Extinguishment of debt                                                (5,868)            --         (5,868)             --
Other income, net                                                        (95)            73            (44)            113
                                                                  -----------    ----------     -----------     ----------
Income before income taxes                                            (2,286)         2,731          3,648           5,486
Provision (benefit) for income taxes                                   1,664            385         (5,517)            771
                                                                  ----------     ----------     ----------      ----------
Net income (loss)                                                     (3,950)         2,346          9,165           4,715
Deemed dividend on Preferred Stock                                        --             --             --         (17,881)
                                                                  ----------     ----------     ----------      ----------
Net income (loss) attributable to common stockholders             $   (3,950)    $    2,346     $    9,165      $  (13,166)
                                                                  ===========    ==========     ==========      ==========
Net income (loss) per share attributable to common
   stockholders
   Basic                                                          $    (0.15)    $     0.12     $     0.42      $    (0.61)
                                                                  ===========    ==========     ==========      ==========
   Diluted                                                        $    (0.15)    $     0.10     $     0.35      $    (0.61)
                                                                  ===========    ==========     ==========      ==========
Weighted average shares outstanding for net income
   (loss) per share
   Basic                                                              25,684         20,234         21,957          21,504
                                                                ============   ============   ============    ============
   Diluted                                                            25,684         22,519         25,851          21,504
                                                                ============   ============   ============    ============

                                  NETGEAR, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS EXCLUDING EXTINGUISHMENT OF DEBT CHARGE, DEFERRED TAX ASSET VALUATION
      ALLOWANCE REVERSAL, DEEMED DIVIDEND ON PREFERRED STOCK, STOCK-BASED
                   COMPENSATION AND BENEFIT FROM UTILIZATION
                  OF NET OPERATING LOSS CARRY FORWARDS (NOL'S)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Three Months Ended              Nine Months Ended
                                                                ----------------------------   -----------------------------
                                                                September 28,  September 29,   September 28,   September 29,
                                                                     2003           2002           2003            2002
                                                                -------------  -------------   -------------   -------------
                                                                                        (UNAUDITED)

Net revenue                                                       $   75,785     $   64,362     $  212,494      $  165,428
                                                                  ----------     ----------     ----------      ----------
Cost of revenue:
   Cost of revenue                                                    54,691         48,188        153,826         124,199
   Amortization of deferred stock-based compensation                      --             --             --              --
                                                                  ----------     ----------     ----------      ----------
      Total cost of revenue                                           54,691         48,188        153,826         124,199
                                                                  ----------     ----------     ----------      ----------
Gross profit                                                          21,094         16,174         58,668          41,229
                                                                  ----------     ----------     ----------      ----------
Operating expenses:
   Research and development                                            2,079          2,378          5,977           4,878
   Sales and marketing                                                12,419          8,456         35,086          23,445
   General and administrative                                          2,356          2,113          6,037           5,665
   Amortization of deferred stock-based
      compensation:
      Research and development                                            --             --             --              --
      Sales and marketing                                                 --             --             --              --
      General and administrative                                          --             --             --              --
                                                                  ----------     ----------     ----------      ----------
         Total operating expenses                                     16,854         12,947         47,100          33,988
                                                                  ----------     ----------     ----------      ----------

Income from operations                                                 4,240          3,227         11,568           7,241
Interest income                                                          123             32            176              98
Interest expense                                                        (170)          (339)          (901)           (883)
Extinguishment of debt                                                    --             --             --              --
Other income, net                                                        (95)            73            (44)            113
                                                                  -----------    ----------     -----------     ----------
Income before income taxes                                             4,098          2,993         10,799           6,569
Provision (benefit) for income taxes                                   1,664          1,488          4,255           2,987
                                                                  -----------    ----------     -----------     ----------
Net income (loss)                                                      2,434          1,505          6,544           3,582
Deemed dividend on Preferred Stock                                        --             --             --              --
                                                                  ----------     ----------     ----------      ----------
Net income (loss) attributable to common stockholders             $    2,434     $    1,505     $    6,544      $    3,582
                                                                  ==========     ==========     ==========      ==========
Net income (loss) per share attributable to common
   stockholders
   Basic                                                          $     0.09     $     0.07     $     0.30      $     0.17
                                                                  ==========     ==========     ==========      ==========
   Diluted                                                        $     0.08     $     0.07     $     0.25      $     0.16
                                                                  ==========     ==========     ==========      ==========
Weighted average shares outstanding for net income
    (loss) per share
   Basic                                                              25,684         20,234         21,957          21,504
                                                                  ==========     ==========     ==========      ==========
   Diluted                                                            29,869         22,519         25,851          22,712
                                                                  ==========     ==========     ==========      ==========

                                  NETGEAR, INC.
                        GAAP TO PRO FORMA RECONCILIATION
                      (In thousands, except per share data)


                                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                        -----------------------------------    -----------------------------------
                                                                 SEPTEMBER 28, 2003                     SEPTEMBER 28, 2003
                                                        -----------------------------------    -----------------------------------
                                                           GAAP      EXCLUDED     PRO FORMA      GAAP       EXCLUDED     PRO FORMA
                                                        ---------    ---------    ---------    ---------    ---------    ---------


Net revenue                                             $  75,785    $      --    $  75,785    $ 212,494    $      --    $ 212,494
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Cost of revenue:
  Cost of revenue                                          54,691           --       54,691      153,826           --      153,826
  Amortization of deferred stock-based compensation            46           46           --           77           77           --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
  Total Cost of revenue                                    54,737           46       54,691      153,903           77      153,826
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Gross profit                                               21,048          (46)      21,094       58,591          (77)      58,668
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Operating expenses:
  Research and development                                  2,079           --        2,079        5,977           --        5,977
  Sales and marketing                                      12,419           --       12,419       35,086           --       35,086
  General and administrative                                2,356           --        2,356        6,037           --        6,037
  Amortization of deferred stock-based compensation:
     Research and development                                 135          135           --          334          334           --
     Sales and marketing                                      227          227           --          515          515           --
     General and administrative                               108          108           --          357          357           --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
           Total operating expenses                        17,324          470       16,854       48,306        1,206       47,100
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) from operations                               3,724         (516)       4,240       10,285       (1,283)      11,568
Interest income                                               123         --            123          176           --          176
Interest expense                                             (170)        --           (170)        (901)          --         (901)
Extinguishment of debt                                     (5,868)      (5,868)          --       (5,868)      (5,868)          --
Other income (expense), net                                   (95)          --          (95)         (44)          --          (44)
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes
                                                           (2,286)      (6,384)       4,098        3,648       (7,151)      10,799
Provision (benefit) for income taxes                        1,664           --        1,664       (5,517)      (9,772)       4,255
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Net income                                                 (3,950)      (6,384)       2,434        9,165        2,621        6,544
Deemed dividend on Preferred Stock                             --           --           --           --           --           --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss) attributable to common stockholders   $  (3,950)   $  (6,384)   $   2,434    $   9,165    $   2,621    $   6,544
                                                        =========    =========    =========    =========    =========    =========

Net income (loss) per share attributable
to common stockholders
   Basic                                                $   (0.15)   $   (0.25)   $    0.09    $    0.42    $    0.12    $    0.30
                                                        =========    =========    =========    =========    =========    =========
   Diluted                                              $   (0.15)   $   (0.25)   $    0.08    $    0.35    $    0.10    $    0.25
                                                        =========    =========    =========    =========    =========    =========

Weighted average shares outstanding for net income
  (loss) per share
   Basic                                                   25,684                    25,684       21,957                    21,957
                                                        =========                 =========    =========                 =========
   Diluted                                                 25,684                    29,869       25,851                    25,851
                                                        =========                 =========    =========                 =========


                                  NETGEAR, INC.
                        GAAP TO PRO FORMA RECONCILIATION
                      (In thousands, except per share data)

                                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                        -----------------------------------    -------------------------------------
                                                                 SEPTEMBER 29, 2002                     SEPTEMBER 29, 2002
                                                        -----------------------------------    -----------------------------------
                                                           GAAP       EXCLUDED    PRO FORMA       GAAP       EXCLUDED    PRO FORMA
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Net revenue                                             $  64,362    $      --    $  64,362    $ 165,428    $      --    $ 165,428
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Cost of revenue:
  Cost of revenue                                          48,188           --       48,188      124,199           --      124,199
  Amortization of deferred stock-based compensation            22           22           --          108          108           --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
  Total Cost of revenue                                    48,210           22       48,188      124,307          108      124,199
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Gross profit                                               16,152          (22)      16,174       41,121         (108)      41,229
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Operating expenses:
  Research and development                                  2,378           --        2,378        4,878           --        4,878
  Sales and marketing                                       8,456           --        8,456       23,445           --       23,445
  General and administrative                                2,113           --        2,113        5,665           --        5,665
  Amortization of deferred stock-based compensation:
     Research and development                                  51           51           --          231          231           --
     Sales and marketing                                       59           59           --          247          247           --
     General and administrative                               130          130           --          497          497           --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
           Total operating expenses                        13,187          240       12,947       34,963          975       33,988
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) from operations                               2,965         (262)       3,227        6,158       (1,083)       7,241
Interest income                                                32           --           32           98           --           98
Interest expense                                             (339)          --         (339)        (883)          --         (883)
Extinguishment of debt                                         --           --           --           --           --           --
Other income (expense), net                                    73           --           73          113           --          113
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Income (loss) before income taxes                           2,731         (262)       2,993        5,486       (1,083)       6,569
Provision (benefit) for income taxes                          385       (1,103)       1,488          771       (2,216)       2,987
                                                        ---------    ---------    ---------    ---------    ---------    ---------

Net income                                                  2,346          841        1,505        4,715        1,133        3,582
Deemed dividend on Preferred Stock                             --           --           --      (17,881)     (17,881)          --
                                                        ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss) attributable to common stockholders   $   2,346    $     841    $   1,505    $ (13,166)   $ (16,748)   $   3,582
                                                        =========    =========    =========    =========    =========    =========

Net income (loss) per share attributable to common
stockholders
   Basic                                                $    0.12    $    0.04    $    0.07    $   (0.61)   $   (0.78)   $    0.17
                                                        =========    =========    =========    =========    =========    =========
   Diluted                                              $    0.10    $    0.04    $    0.07    $   (0.61)   $   (0.78)   $    0.16
                                                        =========    =========    =========    =========    =========    =========

Weighted average shares outstanding
   for net income (loss) per share
   Basic                                                   20,234                    20,234       21,504                    21,504
                                                        =========                 =========    =========                 =========
   Diluted                                                 22,519                    22,519       21,504                    22,712
                                                        =========                 =========    =========                 =========


                                  NETGEAR, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   September 28,    December 31,
                                                                                        2003            2002
                                                                                   -------------    ------------
                                                                                    (UNAUDITED)

ASSETS
Current assets:
   Cash and cash equivalents                                                         $   75,673      $   19,880
   Accounts receivable, net of
      allowance for doubtful accounts of
      $964 at September 28, 2003 and $873 at
      December 31, 2002                                                                  58,790          42,492
   Inventories                                                                           33,430          24,774
   Deferred income taxes                                                                  9,772              --
   Prepaid expenses and other current assets                                              5,598           3,003
                                                                                    -----------     -----------
         Total current assets                                                           183,263          90,149
   Property and equipment, net                                                            3,302           3,144
   Goodwill, net                                                                            558             558
                                                                                    -----------     -----------
         Total assets                                                               $   187,123     $    93,851
                                                                                    ===========     ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                                                                 $    20,673     $    10,628
   Payable to related parties                                                             4,658          13,687
   Accrued employee compensation                                                          2,955           3,375
   Other accrued liabilities                                                             26,014          29,419
   Deferred revenue                                                                       2,216           5,059
   Income taxes payable                                                                     837             934
   Borrowings under line of credit                                                           --              --
   Note payable to Nortel Networks                                                           --          13,294
                                                                                    -----------     -----------
         Total current liabilities                                                       57,353          76,396
                                                                                    -----------     -----------
   Redeemable convertible preferred stock                                           $        --     $    48,052
                                                                                    -----------     -----------
Stockholders' equity (deficit)
   Common stock                                                                              28              --
   Additional paid-in capital                                                           163,839          12,810
   Deferred stock-based compensation                                                     (4,852)         (4,997)
   Accumulated deficit                                                                  (29,245)        (38,410)
                                                                                    -----------     -----------
         Total stockholders'
            equity (deficit)                                                            129,770         (30,597)
                                                                                    -----------     -----------
         Total liabilities,
             redeemable convertible
             preferred stock and stockholders'
             equity (deficit)                                                       $   187,123     $    93,851
                                                                                    ===========     ===========
